UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2025 (the “Closing Date”), Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Project IKT Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), CorHepta Pharmaceuticals, Inc., a Delaware corporation (“CorHepta”), and Preston S. Klassen, solely in his capacity as sellers’ representative.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into CorHepta (the “Merger”), with CorHepta surviving the Merger as a wholly-owned subsidiary of the Company. On the Closing Date, the Company paid consideration for CorHepta of $15.0 million, subject to a customary purchase price adjustment mechanism. The Company paid the purchase price pursuant to the issuance of an aggregate of 4,979,101 shares (the “Consideration Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to the former stockholders of CorHepta (the “CorHepta Stockholders”), of which 3,319,397 were issued as upfront consideration (“Upfront Consideration”). 82,979 Consideration Shares of the Upfront Consideration were deposited in a twelve-month escrow for purposes of satisfying potential indemnity obligations of the CorHepta Stockholders under the Merger Agreement. The remaining Consideration Shares were issued as contingent consideration (“Contingent Consideration”), which will vest upon achievement of a certain milestone. If the vesting condition is not satisfied as of the first anniversary of the Closing Date, then the Contingent Consideration will be forfeited.

The foregoing description of each of the Merger Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference.

The foregoing summary of the Merger Agreement has been included to provide securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, CorHepta or any other party thereto. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, CorHepta or any other party thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Consideration Shares set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Consideration Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Company offered the Consideration Shares in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the transactions contemplated by the Merger Agreement, the Board appointed Chris Cabell as President and Head of Research and Development of the Company. The Board also expanded its size from seven to eight directors and appointed Vincent Aurentz to serve as a Class I director of the Board.

Dr. Cabell, age 56, has over 30 years of biopharmaceutical industry experience. Dr. Cabell has been the Chief Executive Officer of CorHepta from August 2024 until its acquisition by the Company on the Closing Date. Since December 2020, he has served as the founder of HD Consulting Services, LLC. Dr. Cabell served as the Chief Medical Officer and Executive Vice President of Zura Bio Limited from January 2023 to January 2024. He served as Chief

Medical Officer and Head of Clinical Development of Emergent BioSolutions Inc., a global life sciences company, from February 2021 to January 2023. Prior to that, Dr. Cabell held various positions with increasing responsibility, including Chief Medical Officer, Head of Research and Development, and Head of Clinical Development, at Arena Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from October 2017 to June 2020. Previously, Dr. Cabell spent 10 years at Quintiles Inc. and QuintilesIMS in a variety of management positions, including Chief Medical and Scientific Officer, Global Head of Medical and Project Management, and Global Head of Business Development. Prior to joining Quintiles, Dr. Cabell was Associate Professor of Medicine in the Division of Cardiology at Duke University School of Medicine. Dr. Cabell currently serves on the board of directors of Pulmatrix Inc since July 2020. Dr. Cabell is a Fellow of the American College of Cardiology with over 100 peer reviewed publications including in the New England Journal of Medicine, JAMA, and Annals of Internal Medicine. Board certified in both internal medicine and cardiovascular diseases, Dr. Cabell is an honors graduate of the Pennsylvania State University and earned his Doctor of Medicine and Masters in Health Science degrees from Duke University.

Mr. Aurentz, age 57, has over 35 years of experience in the biopharmaceuticals industry. He currently serves on the board of directors of Forward Therapeutics, Inc. and was a member of the board of directors of Longboard Pharmaceuticals, Inc. from October 2020 until its acquisition by Lundbeck A/S in December 2024. Mr. Aurentz most recently was the Executive Vice President and Chief Business Officer of Arena Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from August 2016 through its acquisition by Pfizer Inc. in March 2022. Previously, he was the Chief Business Officer of Epirus Biopharmaceuticals, Inc. and served as President and member of the board of directors of HemoShear Therapeutics, LLC. Prior to HemoShear, Mr. Aurentz spent almost a decade at Merck KGaA in various executive leadership roles focused on corporate development and strategy including Executive Vice President and member of the Executive Management Board at Merck Serono S.A. (a division of Merck KGaA) where he directed research and development programs, portfolio strategy and headed all deal activity and venture investments. Mr. Aurentz is a former Executive Vice President at Quintiles and a Co-founder/Managing Director of a venture capital and advisory business. He was a partner with CSC Healthcare, the life sciences strategic management consulting division of Computer Sciences Corporation, after starting his career and working for 8 years at Andersen Consulting (now Accenture). Mr. Aurentz holds a B.S. in Mathematics from Villanova University

In connection with his appointment as President and Head of Research and Development, the Company entered into an employment agreement with Dr. Cabell (the “Employment Agreement”) on February 21, 2025. Pursuant to the Employment Agreement, Dr. Cabell will be paid an annual base salary of $500,000 and is eligible for an initial annual performance-based incentive cash bonus in an amount up to 45% of his annual base salary. In connection with his appointment, Dr. Cabell was granted an aggregate of 2,810,000 stock options to purchase shares of Common Stock, consisting of (i) a stock option (the “Hire Option”) to purchase up to 1,100,705 shares of Common Stock, which shall vest in three equal installments on the second, third and fourth anniversary of the date of hire, and (ii) a stock option (“Warrant Adjustment Option,” together with the Hire Option, the “Options”) to purchase up to 1,709,295 shares of Common Stock, which shall vest in three equal installments on the second, third and fourth anniversary of the date of hire and become exercisable in an amount proportional to the number of exercised Series A-1 Warrants and Series B-1 Warrants of the Company. In the event Dr. Cabell’s employment is terminated for any reason, the Company shall pay or provide to Dr. Cabell (i) any base salary earned through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits Dr. Cabell may have under any employee benefit plan of the Company through the date of termination (the “Accrued Obligations”). In the event Dr. Cabell’s employment is terminated by the Company without Cause or by Dr. Cabell for Good Reason outside of the Change in Control Period, in addition to the Accrued Obligations, subject to his signing and complying with a release agreement and the release agreement becoming irrevocable, Dr. Cabell will be entitled to (i) cash payment equal to nine (9) months of his annual base salary, (ii) receive a monthly payment equal to the monthly employer contribution the Company would have made to provide health insurance had he remained employed, paid to either the group health plan provider, the COBRA provider or directly to him for up to nine (9) months, (iii) receive any earned but unpaid bonus from the fiscal year prior to the year in which the date of termination occurs, (iv) receive a pro-rated bonus for the fiscal year in which the date of termination occurs and (v) accelerated vesting of prorated portion of the Options equal to, if the termination of employment occurs after the end of the twelfth (12th) month following the first date of employment, then, if any portion of the Options is unvested at the time of termination, a prorated portion of the Options shall vest, determined by multiplying (A) the Options by (B) (i) if the date of termination occurs prior to the first vesting date of the Options, a fraction, the numerator of which shall be equal to the number of months that have elapsed since the first date of employment, and the denominator of which shall equal forty-eight (48), and (ii) if the date of termination occurs on or after the first vesting date of the Options, a fraction, the numerator of which shall be equal to the number of months that have elapsed since the date on which a portion of the Options last vested, and the denominator of which shall equal twelve (12), provided that the Warrant Adjustment Option will only become exercisable if and when the Warrant Adjustment Option would otherwise be exercisable pursuant to its respective terms. The terms “Cause,” “Good Reason” and “Change in Control Period” are each defined in the Employment Agreement.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference.

Each of Dr. Cabell and Mr. Aurentz has also entered into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed on July 23, 2020.

No family relationships exist between Dr. Cabell or Mr. Aurentz, on one hand, and any of the Company’s directors or executive officers, on the other hand. Except as otherwise disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Dr. Cabell or Mr. Aurentz, on the one hand, and any other person, on the other hand, pursuant to which Dr. Cabell was selected as an officer of the Company or Mr. Aurentz was appointed to the Board, nor are there any transactions to which the Company is or was a participant in which Dr. Cabell or Mr. Aurentz has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release entitled “Inhibikase Announces Expansion of Senior Leadership Team.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release issued by Inhibikase Therapeutics, Inc., dated February 24, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Mark Iwicki
Mark Iwicki
Chief Executive Officer